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                        EXHIBIT 99.1


                                             March 17, 1999



Dear Participant:

     As of March 3, 1999, the trust ("RRP Trust") established for the Columbia Federal Savings Bank (now known as CFS Bank, the "Bank") Recognition and Retention Plan for Officers and Employees ("RRP") held 5,603 shares of common stock of Haven Bancorp, Inc. (the "Company"), the parent holding company for the Bank. As a participant in the RRP, you may direct the voting of the shares of the Company's common stock held by the RRP Trust that have been granted to you under the RRP.

     Chase Manhattan Bank has been appointed as the trustee for the RRP Trust (the "RRP Trustee"). We, the Board of Directors, are forwarding to you the attached Vote Authorization Form, provided for the purpose of conveying your voting instructions to the RRP Trustee. The RRP Trustee will vote those shares of the Company's common stock held in the RRP Trust that have been granted to participants in accordance with instructions received from the participants. If the RRP Trustee does not receive voting instructions with respect to shares that have been granted to participants, the RRP Trustee will vote such shares in the same proportion as the Trustee votes the shares for which it has received voting instructions.

     At this time to direct the voting of shares granted to you under the RRP, you must complete and sign the enclosed Vote Authorization Form and return it in the accompanying envelope to ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon"). Your vote will not be revealed, directly or indirectly, to any director, officer or other employee of the Company or the Bank. Your shares will be tallied by ChaseMellon, on a confidential basis. ChaseMellon will then provide the tabulated results to the RRP Trustee. The RRP Trustee will then vote the shares in the RRP Trust based on the voting instructions it has received from participants, as described above.

                                            Sincerely,




                                            The Board of Directors




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                    HAVEN BANCORP, INC.

               ANNUAL MEETING OF STOCKHOLDERS
                      April 21, 1999

                  VOTE AUTHORIZATION FORM


I, having signed this card, hereby instruct the Columbia Federal Savings Bank Recognition and Retention Plan for Officers and Employees ("RRP") Trustee to vote all shares of common stock of Haven Bancorp, Inc. granted to me under the RRP as set forth on the reverse side at the Annual Meeting of Stockholders to be held on April 21, 1999, and at any adjournments thereof.




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                                          Please mark your
                                          votes as indicated  X
                                          in this example    ---


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 EACH OF THE LISTED PROPOSALS.

1. The Election as directors of all nominees listed: (Except as marked to the contrary below)

George S. Worgul, Michael J. Levine

     FOR                                     VOTE WITHHOLD

           -------                              ------

Instructions: To withhold your vote for any individual nominee, write that nominee's name on the space provided below:

     -------------------------------------

2.  The ratification of KPMG LLP as independent auditors of Haven
Bancorp, Inc. for the fiscal year ending December 31, 1999.

          FOR            AGAINST             ABSTAIN

         -----            -----               -----

I acknowledge that I have received from the Company prior to the execution of this proxy a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 17, 1999, the Annual Report to
Stockholders and a letter dated March 17, 1999 from the Board of Directors.

I understand that my voting instructions are solicited by the Board of Directors on behalf of the RRP Trustee for the Annual Stockholders Meeting to be held on April 21, 1999, and any adjournments thereof. The RRP Trustee is hereby authorized to vote the shares granted to me, in its trust capacity, as indicated above.
                                       -------------------------
                                              Signature

                                       -------------------------
                                                 Date

                                      Please sign, date and return
                                      this form in the enclosed
                                      business reply envelope.

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